Exhibit 99.1

Surface Oncology Presents Promising Clinical Data on SRF617 at the European Society for Medical Oncology Immuno-Oncology Congress (ESMO-IO) 2021
Gastric cancer trial in combination with pembrolizumab currently enrolling; first-line combination cohort for pancreatic cancer planned
CAMBRIDGE, Mass., December 6, 2021: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today announced that new data from the ongoing Phase 1 study of SRF617, an antibody targeting CD39, will be presented in a scientific poster at the European Society for Medical Oncology Immuno-Oncology Congress (ESMO-IO), to be held virtually from December 8-11, 2021.
“Results from this first-in-human dose-escalation study of SRF617 show promising signs of activity, both as a monotherapy and in combination with chemotherapy and pembrolizumab in both immune checkpoint naïve and experienced patients,” said Alison O’Neill, M.D., chief medical officer. “We are currently enrolling Phase 2 cohorts for patients with PD-1 naïve gastric cancer and patients with PD-1 relapsed/refractory gastric or non-small-cell lung cancer (NSCLC) and look forward to opening first-line pancreatic cancer cohorts soon.”
Safety Overview
•The recommended Phase 2 dose for SRF617 monotherapy has been determined to be 1400 mg Q2W based on aggregate review of safety, clinical PK/PD and preclinical data.
•No instances of dose-limiting toxicity were observed through dose escalation to the 1400 mg dose level.
Monotherapy Highlights
•PK are linear and correlate strongly with PD target occupancy. SRF617 is well-tolerated at doses that sustain full target occupancy throughout the dosing interval and demonstrate dose-dependent loss of CD39 on B cells. Early data from a patient undergoing paired tumor biopsy show marked decrease of CD39 expression in the tumor microenvironment following SRF617 treatment.
•Ten of 32 evaluable patients (31%) receiving SRF617 as a monotherapy had disease stabilization at eight weeks, with four (12%) persisting beyond 16 weeks.
•One patient with NSCLC whose disease previously progressed on chemotherapy and PD-1 blockade had prolonged disease stabilization beyond 24 weeks.
Combination Highlights
•The recommended Phase 2 dose for SRF617 in combination with pembrolizumab has also been determined to be 1400 mg Q2W.

•Of patients treated with SRF617 in combination with pembrolizumab (KEYTRADA®), four of eight evaluable patients (50%) had disease stabilization at six weeks, with three of the eight exhibiting disease control at 12 weeks and one beyond 20 weeks.
•Of patients treated with SRF617 in combination with gemcitabine/albumin-bound paclitaxel (Abraxane®), there was one confirmed partial response in a patient with pancreatic cancer whose disease had progressed on prior chemotherapy. The SRF617 1400mg dose cohort is currently enrolling.
About the SRF617-101 Clinical Trial:
The trial is a Phase 1, open-label, multicenter, first-in-human dose-escalation trial of SRF617, a monoclonal antibody that binds and inhibits CD39 activity, in patients with advanced solid tumors. The monotherapy dose escalation portion of the study evaluates the safety, tolerability, pharmacokinetics (PK), pharmacodynamics, and preliminary efficacy of SRF617 as a monotherapy in patients with advanced solid tumors. The combination therapy dose escalation portion of the study evaluates the safety, tolerability, PK and preliminary efficacy of SRF617 in combination with gemcitabine + albumin-bound paclitaxel, or SRF617 in combination with pembrolizumab, in patients with locally advanced or metastatic solid tumors.
About SRF617:
SRF617 is a fully human antibody designed to inhibit the enzymatic activity of CD39 in the tumor microenvironment, allowing for a dual mechanism of action to promote anti-tumor immunity via reduction of immunosuppressive adenosine in addition to increasing levels of immunostimulatory ATP. A substantial body of research supports a role for CD39 in allowing cancer to evade immune responses. For example, pancreatic cancer stromal cells within the tumor micro-environment express high levels of CD39, which may inhibit anti-cancer immune responses. In preclinical studies, SRF617 has exhibited strong affinity for and inhibition of CD39, the ability to reduce adenosine and increase ATP levels and anti-tumor activity both as a single agent and in combination with multiple therapeutic agents. SRF617 has been granted Orphan Drug designation for the treatment of advanced pancreatic cancer by the FDA.
About Surface Oncology:
Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned clinical-stage programs targeting CD39 (SRF617) and IL-27 (SRF388), as well as a preclinical program focused on depleting regulatory T cells via targeting CCR8 (SRF114). In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a collaboration with GlaxoSmithKline targeting PVRIG (GSK4381562, formerly SRF813; IND filed). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.
Cautionary Note Regarding Forward-Looking Statements:
Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF114 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF114, will not be successfully developed or commercialized, the risks related to Surface Oncology’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on Surface Oncology’s clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2020 available on the Securities and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.
Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Contacts:
Investors
Laurence Watts
Gilmartin Group
619-916-7620
laurence@gilmartinir.com
or
Stephen Jasper
Gilmartin Group
858-525-2047
stephen@gilmartinir.com
Media
Chris Railey
Ten Bridge Communications
chris@tenbridgecommunications.com
617-834-0936